Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports $155 Million Operating Profit for March 2007 Quarter

ATLANTA, April 23, 2007 - Delta Air Lines (Other OTC: DALRQ) today reported results for the quarter ended March 31, 2007. Key points include:

•	Delta’s operating profit for the March 2007 quarter was $155 million, the company’s fourth consecutive quarterly operating profit.

•	Delta’s first quarter net loss was $130 million. Excluding reorganization items, the net loss was $6 million.

•	On April 16, 2007, Delta announced its creditors overwhelmingly support the company’s plan of reorganization, with more than 95 percent of ballots cast in favor of the plan.

•	As of March 31, 2007, Delta had $4.0 billion in cash, cash equivalents and short-term investments, of which $2.9 billion was unrestricted.

Delta reported a net loss of $130 million in the first quarter of 2007, compared to a net loss of $2.1 billion in the first quarter of 2006. Excluding the reorganization and special items described below, the net loss was $6 million in the first quarter of 2007, a $350 million improvement compared to the net loss of $356 million in the first quarter of 2006. For the March 2007 quarter, Delta’s operating income was $155 million and its operating margin was 3.7 percent - an improvement of more than 8 points over the prior year period, excluding special items.

"The past 18 months have been challenging times and Delta people rose to that challenge. As these results show, much more has been done than improving our financial structure. Delta has fundamentally transformed into a thriving industry leader,” said Gerald Grinstein, Delta’s chief executive officer. “We are stronger - financially, operationally, and in spirit - and Delta is ready to return to its traditional leadership position in this highly competitive industry.”

Financial Performance
Strong passenger demand, combined with Delta’s network restructuring and revenue management initiatives, drove improvements in the company’s revenue performance, with revenue strength seen in all geographic markets. Delta’s total international passenger unit revenue (PRASM) grew 6.4 percent year over year excluding special items, with the Latin and trans-Atlantic markets each seeing greater than 5 percent PRASM improvement on 32 and 22 percent capacity increases, respectively. Domestic markets also showed solid PRASM performance, with domestic PRASM up 6.3 percent excluding special items on 5.4 percent lower capacity. With the change in mix of domestic and international flying, Delta’s consolidated PRASM increased 4.5 percent in the March 2007 quarter compared to the same period in 2006, excluding special items.

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Delta’s length of haul adjusted PRASM increased 6.1 percent for the first quarter 2007 versus first quarter 2006. This increase was 4 points higher than the industry average PRASM (excluding Delta) increase of 2.1% over the same period.

Additionally, Delta continued to generate cost reductions from its restructuring. For the March 2007 quarter, Delta’s operating expenses decreased 2.3 percent, or $94 million, despite a 2.0 percent increase in capacity, compared to the March 2006 quarter, excluding special items. For the same period, non-operating expenses decreased 20.3 percent, or $41 million, due to lower interest expense from lower debt levels and mark-to-market gains on fuel hedges. Delta's mainline unit costs in the first quarter of 2007 decreased by 6.3 percent compared to the first quarter of 2006, excluding special items. Excluding fuel3  and special items, mainline unit costs decreased 8.7 percent over the prior year period.

Delta’s March quarter 2006 results included $1.7 billion in non-cash charges for reorganization and special items. Including those items, March 2007 quarter PRASM increased 7.1 percent, operating expenses decreased 5.1 percent (or $215 million), and mainline unit costs decreased 9.8 percent, as compared to the March 2006 quarter.

At March 31, 2007, Delta had $4.0 billion in cash, cash equivalents and short-term investments, of which $2.9 billion was unrestricted. During the March 2007 quarter, Delta generated $461 million in free cash flow, after a $50 million contribution to its defined benefit pension plan and more than $150 million in capital expenditures to reinvest in its business.

"Our financial performance this quarter - both operating margin improvement and liquidity - exceeded expectations under our plan," said Edward H. Bastian, Delta’s executive vice president and chief financial officer. “As we emerge from bankruptcy, we are well positioned to build on the momentum of our restructuring with best-in-class costs, improving revenue performance, a strong balance sheet, and the premiere workforce in the industry.”

Operational Performance
In the March 2007 quarter, despite severe weather in the Northeast, Delta employees worked together to deliver a DOT on time arrival rate of 78.1 percent and completion factor of 98.0 percent for the quarter. Delta employees earned Shared Reward payments in the quarter in recognition of the strong performance in on time arrival rate and completion factor, as well as customer satisfaction.

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“In overcoming the weather challenges this quarter, Delta people stepped to the plate to deliver both industry leading operational performance and the highest level of service to our customers,” said Jim Whitehurst, Delta’s chief operating officer. “As part of our customer service commitment this year, we will continue to improve our facilities, technology and processes to ensure we deliver an even better travel experience.”

Fuel Hedging
Delta recorded $18 million in net charges for settled fuel hedge contracts for the March 2007 quarter. These charges are reflected in aircraft fuel expense. In addition, in the March 2007 quarter, the company recorded $24 million in gains associated with the ineffective portion of fuel hedges in other expense (income).

Delta’s hedge position as of April 18, 2007:

	Percent Hedged	Average Cap	Average Floor
Q2 2007	48%	$1.91	$1.71
Q3 2007	21%	$1.94	$1.76

Restructuring Progress
On Feb. 7, 2007, the Bankruptcy Court, with no creditors objecting, approved Delta’s Disclosure Statement and authorized the company to begin soliciting approval from its creditors for the Plan of Reorganization. The unofficial vote tally announced on April 16, 2007, showed overwhelming creditor support with more than 95% of ballots cast in favor, which was confirmed in a filing with the Bankruptcy Court on April 18, 2007. A confirmation hearing for the Bankruptcy Court to consider approval of the Plan of Reorganization has been scheduled for April 25, 2007.

Reorganization and Special Items
In the first quarter of 2007, Delta recorded $124 million in charges for reorganization items. These charges relate primarily to allowed general unsecured prepetition claims granted to several contract carriers in Delta’s Chapter 11 proceedings in connection with amendments to their contract carrier agreements.

In the first quarter of 2006, Delta recorded $1.7 billion in charges for reorganization items and accounting adjustments, including (1) a $1.4 billion charge for reorganization items, primarily reflecting estimated pre-petition bankruptcy claims for the restructuring of aircraft financing arrangements and (2) a $310 million net charge for certain accounting adjustments.

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Information Regarding Delta’s Current Common Stock
Holders of Delta’s current common stock (ticker symbol DALRQ on the over-the-counter market) will receive no value under Delta’s Plan of Reorganization, which is subject to confirmation by the Bankruptcy Court at a hearing on April 25, 2007. The company has recently provided the Depository Trust Corporation the required notice to have the current stock cancelled on April 30, 2007, the assumed effective date for Delta’s Plan.

Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three months ended March 31, 2007; a statistical summary for that period; selected balance sheet data as of March 31, 2007 and Dec. 31, 2006; and a reconciliation of certain GAAP to non-GAAP financial measures. The Consolidated Statements of Operations show Delta’s net loss as reported under GAAP, as well as Delta’s net loss excluding reorganization and special items.

About Delta
Delta Air Lines (Other OTC: DALRQ) offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 307 destinations in 52 countries. With more than 60 new international routes added in the last year, Delta is America’s fastest growing international airline and is the leader across the Atlantic with flights to 31 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers more than 600 weekly flights to 58 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on nearly 15,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 456 worldwide destinations in 100 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes
___________________________

[1]
Note 3 to the attached Consolidated Statements of Operations provides a reconciliation of financial measures based on Generally Accepted Accounting Principles (“GAAP”) to related non-GAAP financial measures used in this release and provides the reasons management uses the non-GAAP financial measures.

[2]
Reorganization items refers to revenues, expenses, gains or losses that are realized or incurred by us that are due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code. In accordance with GAAP, these items are required to be separately classified in the Consolidated Statements of Operations.

[3]	Includes the impact of fuel reflected in the fuel expense line and fuel taxes reflected in other operating expense.

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Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to prosecute, confirm and consummate our proposed plan of reorganization with respect to the Chapter 11 proceedings;  the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of actual or threatened terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K for the fiscal year ended December 31, 2006, filed on March 2, 2007.

Current holders of Delta’s equity will not receive any distributions under Delta’s proposed Plan of Reorganization. These equity interests will be cancelled upon the effectiveness of the proposed Plan of Reorganization, which we believe will be shortly after the confirmation hearing on April 25, 2007. Accordingly, we urge that caution be exercised with respect to investments in Delta’s existing equity securities and any of Delta’s liabilities and other securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings, claims information and our proposed Plan of Reorganization are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of April 23, 2007, and which Delta has no current intention to update.

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DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	March 31,		Percent
(In millions)	2007	2006	Change
OPERATING REVENUE:
Passenger:
Mainline	$2,796	$2,572	8.7%
Regional affiliates	947	858	10.4%
Cargo	112	123	-8.9%
Other, net	289	166	74.1%
Total operating revenue	4,144	3,719	11.4%
OPERATING EXPENSE:
Aircraft fuel	920	929	-1.0%
Salaries and related costs	906	1,166	-22.3%
Contract carrier arrangements	717	609	17.7%
Depreciation and amortization	291	301	-3.3%
Contracted services	289	261	10.7%
Passenger commissions and other selling expenses	220	212	3.8%
Landing fees and other rents	185	292	-36.6%
Aircraft maintenance materials and outside repairs	184	196	-6.1%
Passenger service	70	71	-1.4%
Aircraft rent	70	95	-26.3%
Other	137	72	90.3%
Total operating expense	3,989	4,204	-5.1%
OPERATING INCOME (LOSS)	155	(485)	NM
OTHER (EXPENSE) INCOME:
Interest expense (contractual interest expense equals $412 and $309 for the three months ended March 31, 2007 and 2006, respectively)	(200)	(214)	6.5%
Interest income	10	12	-16.7%
Miscellaneous, net	29	-	NM
Total other expense, net	(161)	(202)	20.3%
LOSS BEFORE REORGANIZATION ITEMS	(6)	(687)	99.1%
REORGANIZATION ITEMS, NET	(124)	(1,403)	91.2%
LOSS BEFORE INCOME TAXES	(130)	(2,090)	93.8%
INCOME TAX BENEFIT	-	21	NM
NET LOSS	(130)	(2,069)	93.7%
PREFERRED STOCK DIVIDENDS	-	(2)	NM
NET LOSS ATTRIBUTABLE TO COMMON SHAREOWNERS	$(130)	$(2,071)	93.7%
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS - see Note 3	$(6)	$(356)	98.3%
OPERATING MARGIN	3.7%	-13.0%	16.7	pts

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Three Months Ended
	March 31,				Percent
	2007		2006		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	27,213		26,384		3.1%
Available Seat Miles (millions) (a)	35,279		34,602		2.0%
Passenger Mile Yield (a)	13.75		13.00		5.8%
Passenger Mile Yield - excluding special items - see Note 3 (a)	13.75	¢	13.32	¢	3.2%
Operating Revenue Per Available Seat Mile (a)	11.75	¢	10.75	¢	9.3%
Passenger Revenue Per Available Seat Mile (a)	10.61	¢	9.91	¢	7.1%
Passenger Revenue Per Available Seat Mile - excluding special items - see Note 3 (a)	10.61	¢	10.15	¢	4.5%
Operating Cost Per Available Seat Mile (a)	11.31	¢	12.15	¢	-6.9%
Operating Cost Per Available Seat Mile - excluding special items - see Note 3 (a)	11.31	¢	11.80	¢	-4.2%
Operating Cost Per Available Seat Mile - excluding fuel[3] and special items - see Note 3 (a)	8.62	¢	9.03	¢	-4.5%
Passenger Load Factor (a)	77.1%		76.2%		0.9	pts
Breakeven Passenger Load Factor (a)	73.9%		87.0%		-13.1	pts
Breakeven Passenger Load Factor - excluding special items- see Note 3 (a)	73.9%		80.1%		-6.2	pts
Passengers Enplaned (thousands) (a)	25,325		25,531		-0.8%
Fuel Gallons Consumed (millions)	491		500		-1.8%
Average Price Per Fuel Gallon, net of hedging activity	$1.93		$1.92		0.5%
Number of Aircraft in Fleet, End of Period	584		638		-8.5%
Full-Time Equivalent Employees, End of Period	52,260		53,735		-2.7%
Mainline:
Revenue Passenger Miles (millions)	22,994		22,481		2.3%
Available Seat Miles (millions)	29,554		29,428		0.4%
Operating Cost Per Available Seat Mile	10.03	¢	11.12	¢	-9.8%
Operating Cost Per Available Seat Mile - excluding special items - see Note 3	10.03	¢	10.71	¢	-6.3%
Operating Costs Per Available Seat Mile - excluding fuel[3] and special items - see Note 3	7.06	¢	7.73	¢	-8.7%
Number of Aircraft in Fleet, End of Period	440		469		-6.2%

(a)
Includes the operations under our contract carrier agreements with Atlantic Southeast Airlines, Inc., Chautauqua Airlines, Inc., Freedom Airlines, Inc., Shuttle America Corporation, and SkyWest, Inc. for all periods presented; and ExpressJet Airlines, Inc. from February 27, 2007 to March 31, 2007.

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Selected Balance Sheet Data
(In Millions)

	March 31,	December 31,
	2007	2006
	(Unaudited)

Cash and cash equivalents [1]	$2,093	$2,034
Short-term investments	790	614
Restricted cash, including noncurrent	1,113	802
Total assets	19,811	19,622
Total debt and capital leases, including current maturities	8,011	8,012
Total liabilities subject to compromise	19,349	19,817
Total shareowners' deficit	(13,676)	(13,593)

[1]
Cash and cash equivalents at March 31, 2007 and December 31, 2006, includes $187 million and $156 million, respectively, which is set aside for the payment of certain operational taxes and fees to governmental authorities.

Note 1: June 2007 Quarter and 2007 Full Year Guidance

	Q2 2007 Forecast (compared to Q2 2006)	2007 Forecast (compared to 2006)
Operating margin (excluding profit sharing)	11 - 13%

Fuel price, including taxes	$2.09	$2.08

Mainline unit costs, excluding fuel[3] and profit sharing	Down 2 - 4%	Down 5 - 7%

System Capacity	Up 0 - 2%	Up 2 - 4%
Domestic	Down 4 - 6%	Down 2 - 4%
International	Up 14 - 16%	Up 16 - 18%

Mainline Capacity	Down 1 - Up 1%	Up 1 - 3%
Domestic	Down 7 - 9%	Down 5 - 7%
International	Up 14 - 16%	Up 16 - 18%

Note 2: March 2007 Quarter Traffic, Capacity, Load Factor, Yield and Unit Revenue vs. March 2006 Quarter (excluding the impact of 2006 special items)

Year-Over-Year Change
	North America	Latin America	Atlantic	Pacific
Traffic	(4.4%)	32.9%	25.3%	(1.2%)
Capacity	(5.4%)	31.5%	22.1%	0.1%
Load Factor	0.8 pts	0.8 pts	2.0 pts	(1.1) pts
Yield	5.2%	4.4%	3.6%	10.7%
Passenger Unit Revenue	6.3%	5.6%	6.5%	9.2%

Note 3: The following tables show reconciliation of certain financial measures adjusted for the items shown below.

•	Delta excludes reorganization and special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.
•	Delta presents length of haul adjusted PRASM excluding charter revenue because management believes this provides a more meaningful comparison of the company’s PRASM to the industry.
•	Delta presents mainline CASM excluding fuel expense because management believes the high volatility of fuel prices masks the progress that Delta achieved toward its business plan targets.
•	Delta presents free cash flow because management believes this metric is helpful to investors to evaluate changes in the company’s liquidity position.

	Three Months Ended March 31
(in millions)	2007		2006
Net loss	$(130)		$(2,069)
Items excluded:
Accounting Adjustments	-		310
Reorganization items, net	124		1,403
Total items excluded	124		1,713
Net loss excluding reorganization and special items	$(6)		$(356)

(in millions)
Passenger revenue	$3,743		$3,430
Items excluded:
Accounting Adjustments	-		83
Total items excluded	-		83
Passenger revenue excluding special items	$3,743		$3,513
Adjustment for charter revenue	(25)		(35)
Passenger revenue excluding special items and charter revenue	$3,718		$3,478

Passenger mile yield	13.75	¢	13.00	¢
Items excluded:
Accounting Adjustments	-		0.32
Total items excluded	-		0.32
Passenger mile yield excluding special items	13.75	¢	13.32	¢

PRASM	10.61	¢	9.91	¢
Items excluded:
Accounting Adjustments	-		0.24
Total items excluded	-		0.24
PRASM excluding special items	10.61		10.15
Adjustment for charter revenue	(0.05)		(0.06)
PRASM excluding special items and charter revenue	10.56	¢	10.09	¢
Length of haul adjustment	(0.46)		(0.57)
Length of Haul adjusted PRASM excluding special items and charter revenue	10.10	¢	9.52	¢

(in millions)
North America passenger revenue	$2,800		$2,723
Items excluded:
Accounting Adjustments	-		61
Total items excluded	-		61
North America passenger revenue excluding special items	$2,800		$2,784

(in millions)
International passenger revenue	$917		$672
Items excluded:
Accounting Adjustments	-		22
Total items excluded	-		22
International passenger revenue excluding special items	$917		$694

(in millions)
Latin America passenger revenue	$330		$232
Items excluded:
Accounting Adjustments	-		6
Total items excluded	-		6
Latin America passenger revenue excluding special items	$330		$238

(in millions)
Atlantic passenger revenue	$556		$412
Items excluded:
Accounting Adjustments	-		15
Total items excluded	-		15
Atlantic passenger revenue excluding special items	$556		$427

(in millions)
Pacific passenger revenue	$31		$28
Items excluded:
Accounting Adjustments	-		1
Total items excluded	-		1
Pacific passenger revenue excluding special items	$31		$29

North America yield	14.73	¢	13.70	¢
Items excluded:
Accounting Adjustments	-		0.30
Total items excluded	-		0.30
North America yield excluding special items	14.73	¢	14.00	¢

Latin America yield	11.98	¢	11.22	¢
Items excluded:
Accounting Adjustments	-		0.26
Total items excluded	-		0.26
Latin America yield excluding special items	11.98	¢	11.48	¢

Atlantic yield	10.82	¢	10.05	¢
Items excluded:
Accounting Adjustments	-		0.39
Total items excluded	-		0.39
Atlantic yield excluding special items	10.82	¢	10.44	¢

Pacific yield	11.20	¢	9.82	¢
Items excluded:
Accounting Adjustments	-		0.30
Total items excluded	-		0.30
Pacific yield excluding special items	11.20	¢	10.12	¢

North America PRASM	11.46	¢	10.54	¢
Items excluded:
Accounting Adjustments	-		0.24
Total items excluded	-		0.24
North America PRASM excluding special items	11.46	¢	10.78	¢

International PRASM	8.52	¢	7.76	¢
Items excluded:
Accounting Adjustments	-		0.25
Total items excluded	-		0.25
International PRASM excluding special items	8.52	¢	8.01	¢

Latin America PRASM	8.94	¢	8.28	¢
Items excluded:
Accounting Adjustments	-		0.19
Total items excluded	-		0.19
Latin America PRASM excluding special items	8.94	¢	8.47	¢

Atlantic PRASM	8.23	¢	7.45	¢
Items excluded:
Accounting Adjustments	-		0.28
Total items excluded	-		0.28
Atlantic PRASM excluding special items	8.23	¢	7.73	¢

Pacific PRASM	9.59	¢	8.52	¢
Items excluded:
Accounting Adjustments	-		0.26
Total items excluded	-		0.26
Pacific PRASM excluding special items	9.59	¢	8.78	¢

(in millions)
Operating revenue	$4,144		$3,719
Items excluded:
Accounting Adjustments	-		189
Total items excluded	-		189
Operating revenue excluding special items	$4,144		$3,908

(in millions)
Operating expenses	$3,989		$4,204
Items excluded:
Accounting Adjustments	-		(121)
Total items excluded	-		(121)
Operating expenses excluding special items	$3,989		$4,083
Fuel expense and related taxes	(949)		(959)
Operating expenses excluding fuel expense, related taxes and special items	$3,040		$3,124

(in millions)
Mainline operating expenses	$2,963		$3,273
Items excluded:
Accounting Adjustments	-		(121)
Total items excluded	-		(121)
Mainline operating expenses excluding special items	$2,963		$3,152
Fuel expense and related taxes	(876)		(878)
Mainline operating expenses excluding fuel expense, related taxes and special items	$2,087		$2,274

CASM	11.31	¢	12.15	¢
Items excluded:
Accounting Adjustments	-		(0.35)
Total items excluded	-		(0.35)
CASM excluding special items	11.31	¢	11.80	¢
Fuel expense and related taxes	(2.69)		(2.77)
CASM excluding fuel expense, related taxes and special items	8.62	¢	9.03	¢

Mainline CASM	10.03	¢	11.12	¢
Items excluded:
Accounting Adjustments	-		(0.41)
Total items excluded	-		(0.41)
Mainline CASM excluding special items	10.03	¢	10.71	¢
Fuel expense and related taxes	(2.97)		(2.98)
Mainline CASM excluding fuel expense, related taxes and special items	7.06	¢	7.73	¢

(in millions)
Operating income (loss)	$155		$(485)
Items excluded:
Accounting Adjustments	-		310
Total items excluded	-		310
Operating income (loss) excluding special items	$155		$(175)

Operating margin	3.7%		(13.0	) %
Items excluded:
Accounting Adjustments	-		8.5
Total items excluded	-		8.5
Operating margin excluding special items	3.7%		(4.5	) %

Breakeven load factor	73.9%	87.0%
Items excluded:
Accounting Adjustments	-	(6.9)
Total items excluded	-	(6.9)
Breakeven load factor excluding special items	73.9%	80.1%

(in millions)
Net cash provided by operating activities	$360
Net cash used in investing activities	(75)
Adjustment:
Increase in short-term investments, net	176
Total adjustment	176
Free Cash Flow	$461

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